Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 29, 2024 relating to the financial statements of Montrose Environmental Group, Inc., and the effectiveness of Montrose Environmental Group, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Montrose Environmental Group, Inc. for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Costa Mesa, California

February 29, 2024